INDEPENDENT BANKSHARES, INC.
PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES



                                                  Six-Month Period Ended June 30, 1998        Year Ended December 31, 1997
                                                  -------------------------------------  --------------------------------------
                                                                             Pro Forma                                Pro Forma
                                                 The Company  Azle Bancorp    Balance     The Company  Azle Bancorp    Balance
                                                 -----------  ------------  -----------  ------------  ------------   ---------
                                                             (In thousands)                            (In thousands)
Fixed Charges:
  Interest expense - borrowings                     $     1       $     0       $    23       $    59       $     0    $   103
  Implicit interest - leases                             20             5            25            22             8         31
  Series C Preferred Stock dividends                     12             0            12            41             0         41
  Distributions on Trust Preferred Securities             0             0           518             0             0      1,036
                                                -----------  ------------  ------------  ------------  ------------  ---------
     Fixed charges excluding interest expense
     on deposits (A)                                     33             5           578           122             8      1,211
Interest expense - deposits                           4,286         1,315         5,601         8,600         2,615     11,215
                                                -----------  ------------  ------------  ------------  ------------  ---------

Total Fixed Charges (B)                             $ 4,319       $ 1,320       $ 6,179       $ 8,722       $ 2,623    $12,426
                                                ===========  ============  ============  ============  ============  =========

Earnings:
  Income before federal income taxes and
  cumulative effect of accounting change            $ 1,537       $ 1,010       $ 1,734       $ 3,087       $ 2,057    $ 3,515
  Interest expense - borrowings                           1             0            23            59             0        103
  Implicit interest - Leases                             20             5            25            22             8         30
  Series C Preferred Stock dividends                     12             0            12            41             0         41
                                                -----------  ------------  ------------   -----------  ------------  ---------
     Earnings before interest expense on
     borrowings and implicit interest on
     Leases (C)                                       1,570         1,015         1,794         3,209         2,065      3,689
  Interest expense - deposits                         4,286         1,315         5,601         8,600         2,615     11,215
                                                -----------  ------------  ------------   -----------  ------------  ---------
     Earnings Before Fixed Charges (D)              $ 5,856       $ 2,330       $ 7,395      $ 11,809       $ 4,680    $14,904
                                                ===========  ============  ============   ===========  ============  =========

Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits (C)/(A)              47.58        203.00          3.10         26.30        258.13       3.05
                                                ===========  ============  ============   ===========  ============  =========
  Including interest on deposits (D)/(B)               1.36          1.77          1.20          1.35          1.78       1.20
                                                ===========  ============  ============   ===========  ============  =========


INDEPENDENT BANKSHARES, INC.
RATIO OF EARNINGS TO FIXED CHARGES



                                    Six-Month Period Ended              Year Ended December
                                         June 30, 1998                         31, 1997               Year Ended December 31,
                                    ----------------------              -------------------  ------------------------------------
                                                            Six-Months
                                                              Ended
                                                             06/30/97                          1996      1995     1994     1993
                                      Actual     Pro Forma    Actual     Actual   Pro Forma   Actual    Actual   Actual   Actual
                                    -----------  ---------  ----------  --------  ---------  -------   -------  -------   -------
Fixed Charges
 Interest expense - borrowings        $     1      $    23    $    35    $    59    $   103  $    59   $   108  $    88   $   104
 Implicit interest - leases                20           25         10         22         30       20        20       23        25
 Series C Preferred Stock dividends        12           12         28         41         41       63        70       70        75
 Distributions on Trust Preferred
   Securities                               0          518          0          0      1,036        0         0        0         0
                                    ---------    ---------  ----------  --------  ---------  -------   -------  -------   -------
  Fixed charges excluding interest
  expense on deposits (A)                  33          578          73       122      1,210      142       198      181       204
  Interest expense - deposits           4,286        5,601       4,214     8,600     11,215    6,382     5,201    3,364     3,072
                                    ---------    ---------  ----------  --------  ---------  -------   -------  -------   -------
 Total Fixed Charges (B)              $ 4,319      $ 6,179     $ 4,287   $ 8,722    $12,425  $ 6,524   $ 5,399  $ 3,545   $ 3,276
                                    =========    =========  ==========  ========  =========  =======   =======  =======   =======

Earnings:
 Income before federal income taxes
 and cumulative affect of
 accounting change                    $ 1,537      $ 1,734     $ 1,592   $ 3,087    $ 3,515  $ 2,175   $ 1,714  $   677   $ 1,553
 Interest expense - borrowings              1           23          35        59        103       59       108       88       104
 Implicit interest - leases                20           25          10        22         30       20        20       23        25
 Series C preferred Stock dividends        12           12          28        41         41       63        70       70        75
                                    ---------    ---------  ----------  --------  ---------  -------   -------  -------   -------
  Earnings before interest expense
  on borrowings and implicit
  interest on leases (C)                1,570        1,794       1,665     3,209      3,689    2,317     1,912      858     1,757
 Interest expense - deposits            4,286        5,601       4,214     8,600     11,215    6,382     5,201    3,364     3,072
                                    ---------    ---------  ----------  --------  ---------  -------   -------  -------  --------
  Earnings Before Fixed Charges (D)   $ 5,856      $ 7,395     $ 5,879   $11,809    $14,904  $ 8,699   $ 7,113  $ 4,222   $ 4,829
                                    =========    =========  ==========  ========  =========  =======   =======  =======  ========

Ratio of Earnings to Fixed Charges:
  Excluding interest on
  deposits (C)/(A)                      47.58         3.10       22.81     26.30       3.05    16.32      9.66     4.74      8.61
                                    =========    =========  ==========  ========  =========  =======   =======  =======  ========

  Including interest on
  deposits (D)/(B)                       1.36         1.20        1.37      1.35       1.20     1.33      1.32     1.19      1.47
                                    =========    =========  ==========  ========  =========  =======   =======  =======  ========


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